Exhibit 99.1

NOT FOR RELEASE, PUBLICATION OR DISTRIBUTION, IN WHOLE OR IN PART, IN, INTO OR FROM THE UNITED STATES, CANADA, AUSTRALIA OR JAPAN OR ANY OTHER JURISDICTION WHERE TO DO SO WOULD CONSTITUTE A BREACH OF THE RELEVANT SECURITIES LAWS OR REGULATIONS OF SUCH JURISDICTION

For immediate release

29 January 2010

CARPHONE WAREHOUSE GROUP PLC DEMERGER

Publication of circular and Talk Talk Telecom Group PLC (“TalkTalk”) and New Carphone Warehouse PLC (“New Carphone  Warehouse”) prospectuses and appointment of TalkTalk and New Carphone Warehouse Board directors

Scheme Circular and Prospectuses

As part of the process of separating its fixed line voice and broadband telecommunications business from the rest of its operations, Carphone Warehouse is today announcing that the circular, which details the structure of the proposed demerger and scheme of arrangement (the “Proposals”), along with the prospectuses which relate to TalkTalk and New Carphone Warehouse’s introduction to the Official List and admission to trading on the London Stock Exchange, are available on Carphone Warehouse’s website at http://demergerdocuments.cpwplc.co.uk

The circular is today being posted to shareholders and together with the prospectuses, gives details on the process by which the Proposals will be effected and also provides key information on the two businesses, TalkTalk and New Carphone Warehouse (to be renamed Carphone Warehouse Group plc on or around 25th March 2010). The circular contains notices convening the Court Meeting and the General Meeting at which the approvals for the Proposals will be sought. The Carphone Warehouse General Meeting and Court Meeting are scheduled for 24 February 2010. If the Proposals are approved by shareholders and the court, TalkTalk and New Carphone Warehouse are expected to start trading as separate companies on 29 March 2010.

Effect of the Proposals

The Proposals will create two new holding companies, TalkTalk (which will be the holding company for the fixed line voice and broadband telecommunications business) and New Carphone Warehouse (which will comprise a 50 per cent interest in the Best Buy Europe Group, a 47.5 per cent interest in Virgin Mobile France, a property portfolio consisting of four freehold properties, and a number of minority investments in other businesses).

For the year ended 31 March 2009, New Carphone Warehouse reported Headline profit before taxation of £17 million and as at 30 September 2009 had gross assets of £547 million.  For the year ended 31 March 2009, TalkTalk reported Headline profit before taxation of £115 million and as at 30 September 2009 had gross assets of £1,533 million.

The Carphone Warehouse Board believes that the separation of the TalkTalk business and the New Carphone Warehouse business will enhance value for Carphone Warehouse shareholders by creating significant opportunities and benefits, including:

•                  allowing enhanced focus from two experienced management teams to maximise the respective performance of the New Carphone Warehouse Business and the TalkTalk Business;

•                  creating two distinct listed companies, each with clear market valuations, offering discrete investment propositions for existing Carphone Warehouse Shareholders and new investors;

•                  creating clearer market profiles with investors and enabling investors to assess better the individual strengths of the New Carphone Warehouse Business and the TalkTalk Business and more accurately evaluate each company’s performance compared to companies in the same or similar industries;

•                  providing flexibility for New Carphone Warehouse and TalkTalk to pursue independent long-term growth strategies appropriate to their respective markets and differing characteristics and opportunities;

•                  enabling a more efficient and transparent capital allocation and providing TalkTalk and New Carphone Warehouse with direct access to capital markets to finance expansion and growth opportunities, as appropriate; and

•                  creating capital structures and shareholder distribution policies appropriate for the future requirements of each business.

The TalkTalk shares are expected to be admitted to the Official List and to trading on the London Stock Exchange’s main market for listed securities by way of a primary listing (to be renamed a premium listing with effect from 6 April 2010).

The New Carphone Warehouse shares are expected to be admitted to the Official List and to trading on the London Stock Exchange’s main market for listed securities by way of a secondary listing (to be renamed a standard listing with effect from 6 April 2010), reflecting the fact that New Carphone Warehouse does not control a majority of its assets and is not, therefore, eligible for a primary listing.  A company whose shares are listed on the Official List by way of a secondary listing has fewer obligations under the Listing Rules than a company with a primary listing.  If New Carphone Warehouse is listed on the Official List by way of a secondary listing, as intended, it will not be required to comply with the provisions of Chapters 7, 8, 10, 11, 12 or 13 of the Listing Rules or the requirements of Chapter 9 of the Listing Rules which apply only to companies which obtain a primary listing (although there are certain provisions of Chapter 9 of the Listing Rules which do apply to companies with a secondary listing and with which New Carphone Warehouse will be required to comply). Despite this however, New Carphone Warehouse intends to comply on a voluntary basis with Chapters 7 to 13 of the Listing Rules, including Chapter 10 on significant transactions and Chapter 11 on related party transactions.  The disclosure requirements under the Disclosure and Transparency Rules will continue to apply to New Carphone Warehouse and New Carphone Warehouse shareholders.  As New Carphone Warehouse will be listed by way of a secondary listing, it will not be eligible for FTSE Index Inclusion.

Board of Directors

We are also announcing the appointment of a new Board of Directors for TalkTalk and New Carphone Warehouse.

TalkTalk will be chaired by Charles Dunstone.  Its proposed chief executive officer will be Dido Harding, who will be joining the TalkTalk group prior to the completion of the demerger process,  Amy Stirling will be chief financial officer, having been chief financial officer of the TalkTalk business since 2006, David Goldie will be group commercial director having joined the TalkTalk group in 2002,  Roger Taylor (non-executive deputy chairman), John Gildersleeve, John Allwood, Brent Hoberman and Jessica Burley have been appointed as non-executive directors of TalkTalk.

New Carphone Warehouse will be chaired by Charles Dunstone.  Its chief executive officer will be Roger Taylor, who has been chief financial officer of Carphone Warehouse since 2000.  Nigel Langstaff will be chief financial officer, having been group director of finance for Carphone Warehouse since 2002.  John

Gildersleeve (non-executive deputy chairman), John Allwood and Baroness Morgan have been appointed as non-executive directors of New Carphone Warehouse.

Basis of the Demerger

Conditional on the Proposals being approved, shareholders will receive in exchange for their existing Carphone Warehouse ordinary shares (which will be cancelled):

One New Carphone Warehouse Share for every two Carphone Warehouse Shares

and

One TalkTalk Share for every one Carphone Warehouse Share

Each Carphone Warehouse shareholder will ultimately own very close to the same proportion of the ordinary share capital in each of TalkTalk and New Carphone Warehouse as they did previously in Carphone Warehouse.

Special Interim Dividend

As announced with the trading update on 19th January, the Board is proposing to pay a special dividend in March 2010 of 3.2p, in substitution of the full year final dividend that would otherwise have been paid to The Carphone Warehouse Group PLC shareholders in July 2010.

Summary of Expected Key Dates

24 February	Court Meeting and General Meeting

3 March	Ex-dividend date for Carphone Warehouse Special Interim Dividend

5 March	Record date for Carphone Warehouse Special Interim Dividend

22 March	Payment of Carphone Warehouse Special Interim Dividend

23 March	Scheme record date

23 March	Last day of dealing in Carphone Warehouse shares

25 March	Scheme effective date

26 March	Demerger effective date

29 March	Listing of Talk Talk shares on the London Stock Exchange

29 March	Listing of New Carphone Warehouse shares on the London Stock Exchange

The dates given above are indicative only and may be subject to change.

For further information:

For analyst and institutional enquiries

Carphone Warehouse Group PLC

Roger Taylor	+44 7715 170090
Christian Maher	+44 7900 243308

TalkTalk Group PLC
David Boyd	+44 7764 905135

Carla Bloom	+44 7891 094542
Mark Schmid (for media enquiries)	+44 7920 484787

New Carphone Warehouse PLC
Kate Ferry	+44 7748 933206
Shane Conway (for media enquiries)	+44 7932 199 659

Anthony Carlisle	+44 7973 611 888
Citigate Dewe Rogerson	+44 20 7638 9571

Forward Looking Statements

This announcement does not constitute or form part of any offer or invitation to sell or issue, or any solicitation of any offer to purchase or subscribe for, any securities or any offer or invitation to sell or issue, or any solicitation of any offer to purchase or subscribe for, such securities by any person in any circumstances, and in any jurisdiction, in which such offer or solicitation is unlawful.  Accordingly, copies of this announcement are not being and must not be mailed or otherwise distributed or sent in or into or from the United States, Canada, Australia or Japan or any other jurisdiction if to do so would constitute a violation of the relevant laws of, or require registration thereof in, such jurisdiction or to, or for the account or benefit of, any United States, Canadian, Australian or Japanese person and any person receiving this announcement (including, without limitation, custodians, nominees and trustees) must not distribute or send it in or into or from the United States, Canada, Australia or Japan or any other jurisdiction if to do so would constitute a violation of the relevant laws of, or require registration thereof in, such jurisdiction.

This announcement contains certain forward looking statements with respect to the financial condition, results of operations and business of Carphone Warehouse, New Carphone Warehouse, TalkTalk, the Carphone Warehouse Group, the New Carphone Warehouse Group and the TalkTalk Group and certain plans and objectives of the Carphone Warehouse Board, the New Carphone Warehouse Board and/or the TalkTalk Board (as the case may be).  These forward looking statements can be identified by the fact that they do not relate to historical or current facts.  Forward looking statements often use words such as “anticipate”, “target”, “expect”, “estimate”, “intend”, “plan”, “goal”, “believe”, “will”, “may”, “should”, “would”, “could” or other words of similar meaning.  These statements are based on assumptions and assessments made by the Carphone Warehouse Board, the New Carphone Warehouse Board and/or the TalkTalk Board (as the case may be) in the light of their experience and their perception of historical trends, current conditions, expected future developments and other factors they believe appropriate.  By their nature, forward looking statements involve risk and uncertainty and the factors described in the context of such forward looking statements in this document could cause actual results and developments to differ materially from those expressed in or implied by such forward looking statements.

Should one or more of these risks or uncertainties materialise, or should underlying assumptions prove incorrect, actual results may vary materially from those described in this document.  Except as required by the FSA, the London Stock Exchange, the UKLA Rules, or any other applicable law, neither Carphone Warehouse, New Carphone Warehouse, TalkTalk nor any member of the Carphone Warehouse Group, the New Carphone Warehouse Group and/or the TalkTalk Group (as the case may be) assumes any obligation to update or correct the information contained in the Demerger Documents.

Each of Credit Suisse and UBS, which are authorised and regulated in the United Kingdom by the FSA,  are acting exclusively for Carphone Warehouse, New Carphone Warehouse and TalkTalk and no one else in connection with the Proposals and will not be responsible to anyone other than Carphone Warehouse, New Carphone Warehouse and TalkTalk for providing the protections offered to clients respectively of Credit Suisse and UBS nor for providing advice in relation to the Proposals.

The Carphone Warehouse Directors accept responsibility for the information contained on this webpage.  To the best of the knowledge and belief of the Carphone Warehouse Directors (who have taken all reasonable care to ensure that such is the case), such information is in accordance with the facts and does not omit anything likely to affect the import of such information.

Capitalised terms used in the Circular shall have the same meanings in this announcement.